UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIED TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8711 (Primary Standard Industrial Classification Code Number)	99-0369568 (IRS Employer Identification No.)

(Address, including zip code, Telephone and Facsimile Number including area code, of Registrant’s

Principal Executive Offices)

28A Horbow-Kolonia

Zalesie, Poland 21-512

Telephone +48833111672

(Name, Address including zip code and Telephone Number including area code of Resident Agent for Services)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

Copies To:

W. Scott Lawler

Attorney at Law

4960 S. Gilbert Ave., Ste. 1-11

Chandler, AZ 85249

Tel: (602) 466-3666

Fax: (602) 633-1617

_____________________________

pg. 1

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

               Large accelerated filer           |__| Accelerated filer |__|

 Non-accelerated filer    |__| Smaller reporting company      | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	4,000,000	$0.02	$80,000	$9.29

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457 (a).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

pg. 2

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALLIED TECHNOLOGIES GROUP, INC.

4,000,000 Shares of Common Stock

$0.02 per share

This is the initial offering of common stock of Allied Technologies Group, Inc. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-efforts basis 4,000,000 shares of common stock at a price of $0.02 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we are able to raise sufficient amount to cover our expanses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Yaravenka will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 4,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

pg. 3

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Allied Technologies Group, Inc., Inc. is a development stage company and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 8 through 14 before buying any shares of Allied Technologies Group, Inc’s common stocks. Our independent registered public accountant has issued an audit opinion for Allied Technologies Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company is not a Blank Check company. Its business plan has no indications to engage in a merger or acquisition with an unidentified company or companies, or other entity.

There are no companies for which our sole officer and director Mr. Ihar Yaravenka and affiliates have acted as promoters or in which he or affiliates had or have a controlling interest.

We have not made any arrangements to place funds in an escrow, trust or similar account. Regardless of how much money is raised in this offering all proceeds raised will be retained by Allied Technologies Group, Inc. and will not be returned to investors.

	Offering Price Per Share ($)	Commissions	Proceeds to Company Before Expenses ($)
			If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Common Stock	0.02	Not Applicable	20,000	40,000	60,000	80,000
Total	0.02	Not Applicable	20,000	40,000	60,000	80,000

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________, 2011

pg. 4

TABLE OF CONTENTS

Page No.
Summary of our Offering	7
Risk Factors	9
Use of Proceeds	16
Determination of Offering Price	17
Dilution of the Price You Pay for Your Shares	16
Plan of Distribution; Terms of the Offering	18
Management's Discussion and Analysis of Financial Condition or Plan of Operation	20
Business	24
Management	31
Executive Compensation	33
Principal Stockholders	35
Description of Securities	36
Certain Transactions	38
Litigation	38
Experts	38
Legal Matters	38
Financial Statements	39

pg. 5

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, REFERENCES TO THE “COMPANY”, “WE”, “OUR”, “US” OR “ALLIED TECHNOLOGIES GROUP, INC.” REFER TO ALLIED TECHNOLOGIES GROUP, INC., UNLESS THE CONTEXT OTHERWISE INDICATES. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ALLIED TECHNOLOGIES GROUP, INC.

Allied Technologies Group, Inc. was founded in the State of Nevada on September 22, 2011. We are a Poland-based company and intend to operate a consulting business in small boat  building and maintenance, which will include but is not limited to consulting in boat building, boat repairs and maintenance, refurbishing, winterizing, custom refinishing and modifications, interior customization, appraisals and major renovations first in Poland and later, assuming available funds, in Europe and North America.

We are a development stage company with limited operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from September 22, 2011 (date of inception) to September 30, 2011, report no revenues and a net loss of $4,075.  Our independent registered public accountant has issued an audit opinion for Allied Technologies Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, the only operations we have engaged in are the development of a business plan and the signing of the service agreement with Star Guide, Inc. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). If we sell 50% of securities offered for the sale in this offering, the proceeds will satisfy cash requirements for 12 months. If we sell 100% of the shares in this offering, we believe the money will last for more than a year and also provide funds for growth strategy. If we sell less than 50% of securities offered we will have to obtain additional financing to complete our twelve month business plan. We do not have any arrangements for financing and there is no guarantee that we will be able to obtain additional financing. If we are unable to obtain additional funding, our business may fail.

Our principal office is located at 28A Horbow-Kolonia, Zalesie, Poland 21512. Our telephone number is (48)833111672.  We were incorporated on September 22, 2011 under the laws of the state of Nevada. Our fiscal year end is September 30. Our only employee is our sole director and officer, Mr. Ihar Yaravenka, and he will be devoting approximately 30% (15 hours/week) of his time to our operations.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

pg. 6

THE OFFERING

The Issuer: The Offering	Allied Technologies Group, Inc. Self-underwritten, direct primary offering with no minimum purchase requirement.
Securities Being Offered:	4,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 4,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net Proceeds if 100% of the Shares Are Sold	$72,000
Net Proceeds if 50% of the Shares Are Sold	$32,000
Securities Issued and Outstanding:	There are 1,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Ihar Yaravenka.
Anticipated Total Offering Costs	We estimate our total offering costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

pg. 7

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of September 30, 2011

Balance Sheet
Total Assets	$1,600
Total Liabilities	$4, 175
Stockholders’ Deficit	$(2,575)

Period from September 22, 2011 (date of
inception) to September 30, 2011

Income Statement
Revenue	$-
Total Expenses	$4,075
Net Loss	$(4,075)

pg. 8

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We will need to obtain additional financing which may not be available.

We have limited operations and no revenues.  We need the proceeds from this offering that enable us, after paying the expenses of this offering, to initiate development on our website, purchase computers and  begin negotiating with potential customers first  in Poland and later, assuming we have available funds, in Europe and North America, initiate the development of our marketing plans and initiate the development of marketing and support material such as business cards, brochures, flyers and catalogues.  We will need additional funds to complete further development of our business plan to achieve a sustainable service level where ongoing operations can be funded out of revenues. We anticipate that the approximate cost of the offering will be $8,000and the minimum capital necessary to fund our planned operations for the 12-month period will be approximately $40,000 and will be needed for general administrative expenses, business development, marketing costs, support materials. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

If we do not obtain additional financing, our business will fail.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We will need to obtain additional financing in order to complete our business plan because we currently have limited operations and no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

pg. 9

We are solely dependent upon the funds to be raised in this offering to start our business and to cover the costs of the offering. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We need the proceeds from this offering to start our operations. Our offering has no minimum structure.  Specifically, there is no a minimum number of share that needs to be sold in this offering for us to access the funds. There is no assurance that we will generate sufficient funds to cover the costs of the offering. Given that the offering is a best efforts, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We will need additional funds to complete further development of our business. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Current unfavorable economic condition may adversely affect our ability to obtain financing.

We are susceptible to adverse European economic and market conditions, including the challenging economic conditions that have prevailed and continue to prevail in Europe and worldwide. The recent turmoil in the financial markets has resulted in dramatically higher borrowing costs which have made it more difficult for many companies to obtain credit and fund their operations. The credit market crisis, continued global economic and market turmoil may adversely affect our ability to obtain financing and negatively impact our business.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

We were incorporated on September 22, 2011 and we have limited operations and no revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $4,075. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find customers of our services in Poland and later, assuming available funds, in Europe and North America. We plan to expand our services to European and North American market in the future only when or if we have the available resources and growth to warrant it. We cannot guarantee that we will be successful in finding customers and in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

If our internal controls are found to be ineffective, our financial condition may be adversely affected.

If our internal control over financial reporting is found to be ineffective because our sole employee occupies all corporate positions or if we identify a material weakness or significant deficiency in our financial reporting, investors may lose confidence in the reliability of our financial statements, which may adversely affect our financial condition.

Because Mr. Yaravenka, our sole Executive Officer and Director, is not a resident of the United States it may be difficult to enforce any liabilities against him.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Ihar Yaravenka, our sole Executive Officer and Director resides in Poland. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

pg. 10

Because company’s headquarters are located in Poland, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. Resident officer and director.

While we are organized under the laws of State of Nevada, our officers and director is a non-U.S. resident and our headquarters are located in Poland.  Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Poland it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Because our sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole Chief Executive Officer and director, Mr. Ihar Yaravenka, will only be devoting limited time to our operations. Mr. Yaravenka intends to devote approximately 15 hours/week of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Ihar Yaravenka from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Yaravenka may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

If Mr. Ihar Yaravenka, our sole officer and director, should resign or die, we will not have a chief executive officer that could result in our operations suspending. If that should occur, you could lose your investment.

We extremely depend on the services of our sole officer and director, Mr. Yaravenka, for the future success of our business. The loss of the services of Mr. Yaravenka could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

pg. 11

We face strong competition from larger and well established companies, which could harm our business and ability to operate profitably.

Our industry is competitive. There are many different  companies providing consulting services in boat building and maintenance in Europe and our services will not be unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

If we do not attract customers, we will not make a profit, which ultimately result in a cessation of operations.

On November 17, 2011 we entered into a professional services agreement with Star Guide, Inc. As of January 16, 2012 Star Guide Inc. is the only customer that we have.    We have not identified any other customers and we cannot guarantee we ever will have any other customers. Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

Competition for potential customers is intense. Failure to compete will affect our financial condition.

Winning customers will be critical to our ability to grow our business.  Competition for potential customer accounts is intense.  Failing to obtain orders for our services from potential customers, for competitive reasons or otherwise, would materially adversely affect our operating results and financial condition.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

The boat consulting industry might be affected by general economic decline and this could adversely affect our operating results and could lead to lower revenues than expected.

The consulting industry in boat building and maintenance might be affected by general economic decline. As of the time of this registration statement the boat building industry in Europe, which we significantly rely and depend on, was experiencing an economic down turn.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

pg. 12

If we sell less than 1,500,000 shares in this offering, our sole officer and director will own more than 50% of our outstanding common stock, as a result, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

If less than 1,500,000 shares will be sold, Mr. Yaravenka, our sole officer and director, will own more than half of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Yaravenka may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Because our auditors have raised a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

We may in the future issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 1,500,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

pg. 13

We have not paid dividends and we do not expect to pay them in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

pg. 14

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially and adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000. If necessary, Ihar Yaravenka, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

pg. 15

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $80,000.  In addition, there is no guarantee that we will raise any funds in this offering.

		$20,000		40,000		60,000	$80,000
Gross proceeds		$20,000		$40,000		$60,000	$80,000
Registration costs		$8,000		$8,000		$8,000	$8,000
Net proceeds $ The net proceeds will be used as follows:		12,000		$32,000		$52,000	$72,000
Cost of being a public reporting company		$12,000		$12,000		$12,000	$12,000

Website development	$			$3,000		$7,000	$7,000
Marketing and advertising	$			$3,500		$7,000	$7,000
PCs purchase	$			$5,500		$10,000	$10,000
Establishing an office	$			$5,000		$9,000	$9,000
Salaries/Independent Contractor Fees	$		$		$		$19,000
Other Expenses	$			$3,000		$7,000	$8,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Ihar Yaravenka, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process, but we will require minimum 50% of securities offered for the sale in this offering to be sold ($40,000) to fund our planned operations for the 12-month period.

pg. 16

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2011, the net tangible book value of our shares of common stock was $(2,575) or approximately $0 per share based upon 1,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $72,000 or approximately $0.013 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.012 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.013 per share.

After completion of this offering, if 4,000,000 shares are sold, investors in the offering will own 72.73% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.02 per share. Our existing stockholders will own 27.27% of the total number of shares then outstanding, for which they have made contributions of cash totaling $1,500.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $32,000, or approximately $0.009 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.009 per share.

After completion of this offering investors in the offering will own approximately 57.14% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.02 per share. Our existing stockholders will own approximately 42.86% of the total number of shares then outstanding, for which they have made contributions of cash totaling $1,500.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$72,000
Net tangible book value per share after offering	$0.013
Increase to present stockholders in net tangible book value per share
after offering	$0.012
Capital contributions	$1,500
Number of shares outstanding before the offering	1,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	5,500,000
Percentage of ownership after offering	27.27%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.007
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	1.84%
Percentage of capital contributions by new investors	98.16%
Percentage of ownership after offering	72.73%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.011
Capital contributions	$40,000
Percentage of capital contributions by existing shareholders	3.61%
Percentage of capital contributions by new investors	96.39%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	57.14%

pg. 17

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Allied Technologies Group, Inc. has 1,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Ihar Yaravenka will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Yaravenka is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Yaravenka will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Yaravenka is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. However, Mr. Yaravenka will be offering securities on our behalf and therefore may be deemed to be an underwriter of this offering within the meaning of this term as defined in Section 2(a)(11) of the Securities Act of 1933. At the end of the offering, Mr. Yaravenka will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Yaravenka  will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Yaravenka will restrict his participation in the offering of our securities to any one or more of the following activities:

A. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

B. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, That the content of such responses are limited to information contained in this registration statement; or

C. Performing ministerial and clerical work involved in effecting any transaction.

Allied Technologies Group, Inc. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Yaravenka will sell the shares and intends to offer them to friends, family members and business acquaintances.  His methods of communication will include: phone calls, emails, and regular mail.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Allied Technologies Group, Inc. has complied.

pg. 18

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Allied Technologies Group, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180), unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 4,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to “Allied Technologies Group, Inc.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

pg. 19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation, have limited operations and have not realized or generated any revenues from our business operations. Our cash balance is $1,600 as of September 30, 2011.  Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Ihar Yaravenka, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees,  professional fees and any other future expenses associated with the registration process of this offering.  Mr. Yaravenka, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we develop our website, purchase computers and implement our marketing plan. We believe our website will be operational 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

If we sell 50% of the securities offered for sale by the Company, the proceeds will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses but our growth strategy will be limited. If we sell 100% of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy to develop and penetrate new services and markets. If we need more money we will have to revert to obtaining additional financing as described in this paragraph.

If we are unable to successfully attract enough customers to use our services we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

pg. 20

 If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from Ihar Yaravenka, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Other than as described in this paragraph, we have no other financing plans.

No proceeds will be used as direct or indirect payments to Mr. Yaravenka or his affiliates.

Plan of Operation

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell 50% of the securities offered for sale by the Company and raise the gross proceeds of $40,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell 100% of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we may utilize funds from Ihar Yaravenka, our Sole Officer and Director.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions, unless extended by our board of directors for an additional 90 days. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

Develop Our Website. Time Frame: 1st- 3rd months. Minimum Cost $3,000.

Upon the completion of the offering, we intend to begin developing our website. Our director, Ihar Yaravenka will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time.  The minimum website development costs, including site design and implementation will be approximately $3,000.  If we sell at least 75% of the shares offered we will develop more sophisticated, user-friendly and well designed web site, therefore website developing cost will be $7,000. Updating and improving our website will continue throughout the lifetime of our operations.

Set up Office. Time Frame: 3rd-5th months. Minimum cost $5,000.

In third month after completion of our offering we plan to set up office in Poland and acquire the necessary equipment to begin operations. We believe that it will cost at least $5,000 to set up office and obtain the necessary equipment to begin operations. If we sell at least 75% of the shares offered we will spend $9,000 to set-up our office, which will be larger and in better location. It will also allow us to purchase more expensive office furnishings and equipment. Our sole officer and director will handle our administrative duties.

Minimum office requirements:

     Furnishings               $  1,300

     Filing                        $  700

     Print/Scan/Fax          $  1,800

     Phone                        $  500

     Misc                          $  700

Purchase PCs. Time Frame: 5th-6th. Minimum cost $5,500.

After our office is established we intend to purchase computers necessary for our business. Purchase costs of 3 computers we plan on acquiring will be approximately $5,500. If we sell 75% of the shares offered we will purchase latest version of PCs that will cost $10,000 accordingly.

Negotiate service agreements with potential customers. Time Frame: 7th-12th months.

Once our website is operational and an office is established, we will begin to market our services. Initially, our sole officer and director, Mr. Yaravenka, will look for potential customers. As of November 17, 2011 Star Guide, Inc. is the only Polish company with which we have signed a service agreement. The length of the agreement is 4 months beginning from the effective date; the contract value is $8,000. As of January 16, 2012 revenue of $2,000 was recognized for the consulting services provided to Star Guide, Inc. in December, 2011. Star Guide, Inc. is not a related party or affiliate of Allied Technologies Group, Inc.

We believe we should have the minimum of two additional service agreements negotiated within 30 days of setting up our office. Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign. Time Frame: 8th-12th months. Minimum cost $3,500.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We will market and advertise our product on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us. We will offer our existing clients 3-5% of the net profits realized from successful referrals.

We also plan to attend shows and exhibitions associated with boat design, construction and maintenance, which help marine designers and engineers, boat builders, naval architects and various sectors which have need of consulting in small boat buildings and maintenance in Poland and Europe come face to face and find new business opportunities and partners. We intend to spend about $3,500 on marketing efforts during the first year if we sell half of the shares offered. If we sell at least 75% of the shares in this offering we will spend about $7,000 on our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Part-Time consulting specialist. Time Frame: 10th-12th months. Estimated Cost $19,000.

If we sell 100% of the shares in this offering, we will hire one part-time consulting specialist with good knowledge and broad connections to the small boat consulting industry.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations if 50% and 100% of the shares offered are sold:

Marketing costs	3,500	7,000
Website development costs	3,000	7,000
PCs purchase	5,500	10,000
Cost for being a public reporting company	12,000	12,000
Office Set Up	5,000	9,000
Salaries/Independent Contractor Fees		19,000
Other	3,000	8,000
Registration Costs	$8,000	$8,000
Total	$40,000	$80,000

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we should be in full operation and selling our product within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and selling our services and there is no guarantee that we will be able to raise funds through this offering. Until we start to sell our service , we do not believe that our operations will be profitable. If we are unable to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Ihar Yaravenka, our president will be devoting approximately 30% (15 hours/week) of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Yaravenka has agreed to commit more time as required. Because Mr. Yaravenka will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

pg. 21

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on September 22, 2011 to September 30, 2011

During the period we incorporated the company, prepared a business plan and signed consulting agreement with Star Guide, Inc. Our loss since inception is $4,075. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 12 months after we complete this offering.

Since inception, we have sold 1,500,000 shares of common stock to our sole officer and director for $1,500.

Liquidity and capital resources

As of September 30, 2011, the Company had $1,600 cash and our liabilities were $4,175, comprising $175 owed to Ihar Yaravenka, our sole officer and director and $4,000 accrued expenses.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 1,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $1,500.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering or loans from our director or others.

pg. 22

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Ihar Yaravenka, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement and there is no guarantee that Mr. Yaravenka will provide such a loan. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000.

Management believes that if we sell at least 50% shares in this offering so that we can complete our development program, we will likely generate revenue by the end of 2012. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of this offeirng, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

pg. 23

BUSINESS

Overview

We were incorporated in the State of Nevada on September 22, 2011. To date, our business operations have been limited to primarily, the development of a business plan and the signing of the service agreement with Star Guide, Inc., a private Polish company. We intend to provide consulting services in small boat building and maintenance, which will include but is not limited to consulting in boat building, boat repairs and maintenance, refurbishing, winterizing, custom refinishing and modifications, interior customization, appraisals and major boat renovations in Poland. We plan to expand our services to European and North American market in the future if we have the available resources and growth to warrant it.  We are a development stage company and there is no guarantee that we will be able to expand our business, given the lack of revenues and operations to date. We have minimal assets and have incurred losses since inception. Our plan of operation is forward-looking.  It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding.  We maintain our statutory registered agent's office at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722. Our business office is located at 28A Horbow-Kolonia, Zalesie, Poland 21512. Our telephone number is (48) 833111672.

We have limited operations. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Consulting Services

Our consulting services in small boat building and maintenance will include but are not limited to:

- Consulting in boat building

- Boat repairs and maintenance

- Refurbishing and winterizing

- Custom refinishing and modifications

- Interior customization

- Appraisals

- Major renovations

Our specific areas of services will include the following:

- Analyze existing plans, schemes and designs to be used by clients in boat building.

pg. 24

- Prepare written recommendations for improvement of current vessel design and specifications. Special consideration will be given to selecting boat cooling & heating systems, electrical systems and installation, design of special loading and unloading components and governmental safety requirements.

- Review of the navigation system and all operational details.

- Recommendations regarding cost efficiency in boat building process

- Use of alternate fuels: CNG, electric and bio-diesel.

Initially, our sole officer and director, Ihar Yaravenka will be performing all consulting services. If we sell 100% of the shares in this offering, we will hire one part-time consulting specialist with good knowledge and broad connections to the small boat consulting industry. Depending on the scope of work consulting services related to boat repair and maintenance and “major renovations” will be performed either on site at customers’ boats locations or in Allied’s office upon onsite visit and preliminary evaluation. We do not anticipate the need for any special equipment to render the consulting services.

History of Boat Building

Humans have tended to live near water, and it was natural to make use of things that float. Logs or bundles of reeds were lashed together to form rafts; hollow trunks were improved to become dugout canoes. Boats of all those kinds had been made by technologically primitive communities.

Both the earliest civilizations, the Egyptian and the Mesopotamian, made extensive use of boats for transport on the Nile, Euphrates and Tigris. The Egyptians, with access to the Mediterranean, used larger seagoing vessels. Those became known as 'Byblos' boats. One of the earliest known boats, buried beside a pyramid at Giza and dating from around 2500 BC, was made from planks of cedar; it was 143 feet (44m) long and 20 feet (6m) wide.

By around 1100 BC Byblos was a Phoenician port, and the Phoenicians had become the greatest seafarers of the ancient world.

The Phoenician fleet contained two markedly different designs of ship. A squat and tubby sailing vessel, rounded at both ends, was used for carrying goods and passengers. A longer boat, also rounded at the stern but with a sharp battering ram for a bow, was for war; that warship was a galley, propelled by oars, making possible bursts of speed and rapid maneuvers.

A swift design of boat powered by oars was developed in northwest Europe, from the 5th century onwards, when the Germanic tribes began raiding by sea. It was best known, in a later form, as the Viking longship.

The design of the Chinese junk (a western word from the Malayan djong, meaning 'boat') was perfected during the Song dynasty, when the loss of the northern empire increased the importance of overseas trade. A merchant fleet, and a navy to defend it, became essential. The resulting junk was an ideal craft for the South China seas.

The Chinese junk had other pioneering features later copied elsewhere. Traditionally built without a keel (allowing access to shallow waters), the junk was ill-equipped to sail a straight course until an important innovation of the Song period - the addition of the sternpost rudder. That was a large heavy board which could be lowered on a sternpost when the junk moved into deep water. Coming below the bottom of the boat, and capable of hinging on its post, it fulfilled the function both of keel and rudder. Another important innovation on the Chinese junk was multiple masts.

pg. 25

The humble European cargo ship - slow, tubby and propelled by a single sail, as opposed to the sleek lines of a galley with its crew of oarsmen - had changed little in design since the ships of the Phoenicians. In AD 1400 such a vessel still had a single mast in the centre of the ship. And it still carried a single sail, in most cases a rectangle of canvas set square against the mast.

That type of ship would have been familiar to Greeks, Romans, Byzantines and crusaders as the standard vessel of Mediterranean trade. But in the 15th century, with attention turning increasingly to the Atlantic, there were rapid developments.

A second mast was added, and then a third. By the middle of the 15th century three masts were standard on the larger sailing ships, some of which were now of considerable size. In 1418 the Grace Dieu was built at Southampton for Henry V. Her remains, found in the mud of the nearby Hamble river in 1933, revealed that she was 125 feet long and 50 feet wide.

The carrack became the standard vessel of Atlantic trade and adventure in the mid-16th century.

The great value of trade from India and the East Indies prompted the various East India companies - and particularly those of England and Holland - to invest in magnificent ocean-going merchant ships. They needed to be capacious to store the cargo; they needed to be strong and well-armed to fight off pirates or even the ships of rival companies; and they needed to be comfortable for their captains and for important passengers, busy making fortunes in the east.

Beautifully carved and gilded, those were the most splendid ships of the time. The largest class, outdoing even the biggest warships, were 1200 tons.

In the 19th century the monopolies ended, bringing competition, urgency and speed - in the age of the clippers.

In 1787 the new craft was designed. It was the world's first iron boat. But the most extensive contribution to the development of iron steamships took place in a Liverpool shipyard in the 1830s.

Until the mid-19th century most boats were of all natural materials; primarily wood although reed, bark and animal skins were also used. By the mid-19th century, many boats had been built with iron or steel frames but still planked in wood. In 1855 ferro-cement boat construction was patented by the French. They called it Ferciment. This is a system by which a steel or iron wire framework is built in the shape of a boat's hull and covered (trowelled) over with cement. Reinforced with bulkheads and other internal structure, it is strong but heavy, easily repaired, and, if sealed properly, will not leak or corrode. These materials and methods were copied all over the world, and have faded in and out of popularity to the present.

As the forests of Britain and Europe continued to be over-harvested to supply the keels of larger wooden boats, and the Bessemer process (patented in 1855) cheapened the cost of steel, steel ships and boats began to be more common. By the 1930s boats built of all steel from frames to plating were seen replacing wooden boats in many industrial uses, even the fishing fleets. Private recreational boats in steel are uncommon.

pg. 26

In the mid-20th century aluminum gained popularity. Though much more expensive than steel, there are now aluminum alloys available that will not corrode in salt water, and an aluminum boat built to similar load carrying standards could be built lighter than steel.

Around the mid-1960s, boats made of glass-reinforced plastic, more commonly known as fiberglass, became popular, especially for recreational boats. Fiberglass boats are extremely strong, and do not rust (iron oxide), corrode, or rot. They are, however susceptible to structural degradation from sunlight and extremes in temperature over their lifespan. Fiberglass provides structural strength, especially when long woven strands are laid, sometimes from bow to stern, and then soaked in epoxy or polyester resin to form the hull of the boat.

Types of small boats

Overall, boats can be categorized into three types:

- Unpowered or human-powered boats (unpowered boats include rafts and floats meant for one-way downstream travel. Human-powered boats include canoes, kayaks, gondolas and boats propelled by poles like a punt.)

- Sailing boats, which are boats propelled solely by means of sails.

- Motorboats, which are boats propelled by mechanical means, such as engines.

Marketing Our Product

We plan to market our services in Poland. Our expected share of Polish market is difficult to determine given that our market is highly competitive.  We do not plan to target any particular portion of Polish market. Initially, our services will be promoted by our President, Mr. Ihar Yaravenka.  The marketing and advertising will be targeted to boat designers, architects, engineers and builders and various sectors which have need of consulting services in boat building and maintenance in Poland. We intend to develop and maintain a database of potential clients who may want to use Allied’s services. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals.

We will market and advertise our product on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

We also plan to attend business shows in our industry to showcase our services with a view to find new customers.

pg. 27

We plan to expand our services to Europe and North American market in the future only when or if we have the available resources and growth to warrant it. Currently this option is highly questionable.

Revenues

The company’s revenues will be what we charge our clients for our services. Prices for our service will depend on a number of factors including but not limited to:

- Size of the boat and its design

- Material and finishes required to build the boat

- Complexity of the model

- Naval equipment

- Electrical and navigation systems

The work flow for our consulting services will be as follows:

1. Customer inquiries about the services along with necessary documents, materials, plans, schemes and boat design.

2. Our quote is submitted to the customer for approval.

3. Upon approval of pricing and terms service agreement is signed and the work is commenced.

4. The service is completed and delivered to the Customer.

5. An invoice for the job is submitted.

6. Payment received by money order, bank to bank transfer, check, etc.

Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated Prices for our consulting services are:

- Initial Meeting with Client - free of charge;

- Consulting fees: will vary depending on length of the project and scope of work involved, starting from USD 150 per hour.

Invoicing will be on a monthly basis, beginning after we have completed our first four weeks of service.  Allied Technologies Group, Inc. shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the client’s business.  All actual reasonable and necessary expenditures, which are directly related to the consulting services, are to be reimbursed by the clients.

pg. 28

We cannot guarantee that we will be able to find successful contracts with the potential customers in need of boat building consulting service in Poland and Europe, in which case our business may fail and we will have to cease our operations.

Competition

Our competitors will include Polish companies providing consulting services in boat building and maintenance with substantial customer bases and working history. We will not be differentiating ourselves from the foregoing, but merely competing with them. The market of boat consulting is large and fragmented, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we are a development stage company with limited operations. Older, well-established companies providing consulting services in boat buildings and maintenance with records of success currently attract customers. Since we have limited operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the quality of consulting services that we intend to provide.  There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.

Agreement

On November 17, 2011 Service Consulting Agreement was signed with Star Guide, Inc., a Nevada incorporated and Poland  based company , specializing in international cargo transportation services. The agreement with Star Guide, Inc. contains the following material terms:

2. Term of Agreement/Termination: The term of this Agreement shall be for 4 months beginning from the Effective Date, unless terminated earlier as provided herein. CLIENT may terminate this Agreement for any reason upon twenty (20) days advance written notice to Consultant. Consultant may terminate this Agreement in the event that CLIENT commits a breach of its material obligations hereunder, upon twenty (20) days advance written notice and where CLIENT does not cure the breach.

3. Payment: The CLIENT will pay to Consultant $150.00 per hour for services rendered to the CLIENT under this Agreement.  CLIENT should be invoiced for consulting fees in an amount not to exceed $2,000 per month. Invoicing should be on a monthly basis, beginning after the Consultant has completed his first four (4) weeks of service. Under no circumstances shall Consultant perform work having a value (based on the agreed upon per hour rate) in excess of the maximum permitted fee. Consultant shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the CLIENT’s business.

pg. 29

Payment by CLIENT is due within thirty (30) days from receipt of an approved invoice. The CLIENT agrees to reimburse Consultant for all actual reasonable and necessary expenditures, which are directly related to the consulting services.  These expenditures include, but are not limited to, expenses related to travel (i.e. airfare, hotel, temporary housing, meals, parking, mileage, etc.), telephone calls, and postal expenditure.  Expenses incurred by Consultant will be reimbursed by the CLIENT within 15 days of Consultant’s proper written request for reimbursement.

4. Invoices/Reporting: All invoices submitted to CLIENT by Consultant for payment must include a written, task based report detailing the services actually and reasonably provided by Consultant to CLIENT along with the time spent by Consultant performing the same. Consultant shall certify in writing that each such invoice is complete and accurate. Payment is contingent on provision of such invoices. Consultant shall provide technical reports in accordance with the Scope of Work attached as Exhibit A.

As of January 16, 2012 pursuant to the agreement, signed on November 17, 2011 the thorough analysis of existing plans, schemes and designs to be used by Star Guide, Inc. in boat building was done and the revenue of $2,000 was recognized.

Initially, our director Mr. Yaravenka will work with the current service agreement.  In the future we also expect Mr. Yaravenka to work on other service agreements with Allied’s potential customers.

We cannot guarantee that we will be able to find successful contracts with Polish  marine designers, architects, engineers and builders and various sectors which have need of consulting services in boat building and maintenance in Poland, in which case our business may fail and we will have to cease our operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Director Independence

Our board of directors is currently composed of one member, Ihar Yaravenka, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.

pg. 30

In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Ihar Yaravenka. We intend to hire a part-time consultant  10-12 months after the completion of the offering only if we sell the maximum number of shares in this offering.

Offices

Our office is currently located at 28A Horbow-Kolonia, Zalesie, Poland 21-512. Our telephone number is (48)833111672. This is the office of our Director, Mr. Ihar Yaravenka.  We do not pay any rent to Mr. Yaravenka and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business in Poland as our customers will be responsible for the taxes or any other additional charges that might incur while purchasing our services.

MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Ihar Yaravenka	57	President, Principal Executive Officer, Secretary,
28A Horbow-Kolonia		Treasurer, Principal Financial Officer, Principal
Zalesie, Poland 21-512		Accounting Officer and sole member of the Board of
Directors.

The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

pg. 31

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Mr. Yaravenka has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on September 22, 2011.  Mr. Yaravenka owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Yaravenka was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Mr. Yaravenka’s previous employments.  Mr. Yaravenka’s previous experience, qualifications, attributes or skills were not considered when he was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors.

Mr. Yaravenka obtained a Bachelor’s degree in Engineering from the Almaty University of Power Engineering and Telecommunications (AUPET) in Almaty, Kazakhstan. After graduation Mr. Ihar Yaravenka has been working for various engineering companies in Kazakhstan, Poland and Europe. In 2001 Mr. Yaravenka accepted position of engineer at Yacht Metal, a Poland-based company, specializing in building of boats and yachts. Mr. Yaravenka is currently employed by Yacht Metal.

Mr. Yaravenka intends to devote close to 30% (15 hours /week) of his time to planning and organizing activities of Allied Technologies Group, Inc.

During the past ten years, Mr. Yaravenka has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Yaravenka was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Yaravenka’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

pg. 32

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending September 30, 2011 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

pg. 33

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Ihar
Yaravenka	2011	0	0	0	0	0	0	0	0
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Yaravenka will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Ihar Yaravenka
	2011	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

pg. 34

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Ihar Yaravenka	1,500,000	100%	1,500,000	27.27%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Yaravenka is the only "promoter" of our company.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, except as indicated:

• Any of our directors or officers;

• Any person proposed as a nominee for election as a director;

• Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

• Any relative or spouse of any of the foregoing persons who has the same house as such person;

• Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

pg. 35

Future sales by existing stockholders

A total of 1,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale .. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. .. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 1,500,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are issued and outstanding.

pg. 36

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 27.27% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

pg. 37

CERTAIN TRANSACTIONS

In September 2011, we issued a total of 1,500,000 shares of restricted common stock to Ihar Yaravenka, our sole officer and director in consideration of $1,500.

Further, Mr. Yaravenka has advanced funds to us. As of September 30, 2011, Mr. Yaravenka advanced us $175. Money is not due on demand and Mr. Yaravenka will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Yaravenka. Mr. Yaravenka will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Yaravenka does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Yaravenka or the repayment of the funds to Mr. Yaravenka. The entire transaction was verbal. Mr. Yaravenka is providing us office space free of charge and we have a verbal agreement with Mr. Yaravenka that, if necessary, he will loan the company funds to complete the registration process.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from inception to September 30, 2011, included in this prospectus have been audited by Silberstein Ungar, PLLC CPAs as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

W. Scott Lawler, Attorney at Law has provided an opinion on the validity of our common stock. His address is 4960 S. Gilbert Ave., Suite 1-11 Chandler, AZ 85249, USA. We have retained Mr. Lawler solely for the purpose of providing this opinion and not in connection with any other matters.

pg. 38

ALLIED TECHNOLOGIES GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

SEPTEMBER 30, 2011

Report of Independent Registered Public Accounting Firm   F - 1

Balance Sheet as of September 30, 2011     F - 2

Statement of Operations for the period from September 22, 2011 (Date of Inception) to September 30, 2011   F - 3

Statement of Stockholder’s Deficit as of September 30, 2011   F - 4

Statement of Cash Flows for period from September 22, 2011 (Date of Inception) to September 30, 2011   F - 5

Notes to Financial Statements       F - 6 – F - 8

pg. 39

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors

Allied Technologies Group, Inc.

Sunny Isles Beach, Florida

We have audited the accompanying balance sheet of Allied Technologies Group, Inc., as of September 30, 2011, and the related statements of operations, stockholder’s deficit, and cash flows for the period from September 22, 2011 (date of inception) to September 30, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allied Technologies Group, Inc., as of September 30, 2011 and the results of its operations and cash flows for the period from September 22, 2011 (date of inception) to September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

October 28, 2011

pg. 40

ALLIED TECHNOLOGIES GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF SEPTEMBER 30, 2011

2011
ASSETS
Current Assets
Cash and equivalents	$ 1,600
Total Current Assets	1,600

TOTAL ASSETS	$ 1,600

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$ 4,000
Notes payable – related party	175
Total Liabilities	4,175

Stockholder’s Deficit
Common Stock, $.001 par value, 75,000,000 shares authorized, 1,500,000 shares issued and outstanding	1,500
Additional paid-in capital	0
Deficit accumulated during the development stage	(4,075)
Total Stockholder’s Deficit	(2,575)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$ 1,600

See accompanying notes to financial statements.

pg. 41

ALLIED TECHNOLOGIES GROUP, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM SEPTEMBER 22, 2011 (INCEPTION) TO SEPTEMBER 30, 2011

REVENUES	$ 0

EXPENSES
Professional fees	4,000
General and administrative	75
TOTAL EXPENSES	4,075

LOSS FROM OPERATIONS	(4,075)

PROVISION FOR INCOME TAXES	0

NET LOSS	$ (4,075)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	166,667

See accompanying notes to financial statements.

pg. 42

ALLIED TECHNOLOGIES GROUP, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

PERIOD FROM SEPTEMBER 22, 2011 (INCEPTION) TO SEPTEMBER 30, 2011

	Common Stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, September 22, 2011	0	$ 0	$ 0	$ 0	$ 0

Shares issued for cash at $0.001 per share	1,500,000	1,500	0	-	1,500

Net loss for the period ended September 30, 2011	-	-	-	(4,075)	(4,075)

Balance, September 30, 2011	1,500,000	$ 1,500	$ 0	$ (4,075)	$ (2,575)

See accompanying notes to financial statements.

pg. 43

ALLIED TECHNOLOGIES GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

PERIOD FROM SEPTEMBER 22, 2011 (INCEPTION) TO SEPTEMBER 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (4,075)
Change in non-cash working capital items:
Changes in assets and liabilities:
Increase in accrued expenses	4,000
NET CASH USED BY OPERATING ACTIVITIES	(75)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable – related party	175
Proceeds from issuance of common stock	1,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,675

NET INCREASE IN CASH	1,600

Cash, beginning of period	0
Cash, end of period	$ 1,600

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ 0
Cash paid for income taxes	$ 0

See accompanying notes to financial statements.

pg. 44

ALLIED TECHNOLOGIES GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Allied Technologies Group, Inc. (‘Allied” or “the Company”) was incorporated under the laws of the State of Nevada, U.S. on September 22, 2011. The Company is a Poland-based company and intends to provide consulting services) in small boat building and maintenance, which will include but is not limited to consulting in boat building, boat repairs and maintenance, refurbishing, winterizing, custom refinishing and modifications, interior customization, appraisals and major renovations  first in Poland and later, assuming available funds, in Europe and North America.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a September 30 fiscal year end.

Cash and Cash Equivalents

Allied considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At September 30, 2011, the Company had $1,600 of cash.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accrued expenses and notes payable to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

pg. 45

ALLIED TECHNOLOGIES GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2011.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Allied Technologies does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – ACCRUED EXPENSES

Accrued expenses consisted of amounts due to the Company’s outside independent auditors as of September 30, 2011.

NOTE 3 – NOTES PAYALBE – RELATED PARTY

The shareholder has loaned funds to the Company to help pay operating expenses. The loans are unsecured, non-interest bearing and due on demand. The balance due to the shareholder was $175 as of September 30, 2011.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 shares of $0.001 par value common stock authorized.

During the period ended September 30, 2011, the Company issued 1,500,000 shares of common stock at $0.001 per share for total cash proceeds of $1,500.

As of September 30, 2011 there were 1,500,000 shares of common stock issued and outstanding.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

pg. 46

ALLIED TECHNOLOGIES GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

NOTE 6 – INCOME TAXES

As of September 30, 2011, the Company had net operating loss carry forwards of approximately $4,075 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

2011
Federal income tax benefit attributable to:
Current Operations	$ 1,386
Less: valuation allowance	(1,386)
Net provision for Federal income taxes	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2011
Deferred tax asset attributable to:
Net operating loss carryover	$ 1,386
Less: valuation allowance	(1,386)
Net deferred tax asset	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $4,075 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $4,075 as of September 30, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to September 30, 2011 to October 28, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

pg. 47

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

ALLIED TECHNOLOGIES GROUP, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

pg. 48

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$9.29
Printing and Office Expenses	$90.71
Auditors Fees and Expenses	$4,000.00
Legal Fees and Expenses	$2,000.00
Transfer Agent Fees	$1,900.00
TOTAL	$8,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Allied Technologies Group, Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Allied Technologies Group, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Ihar Yaravenka	September 30, 2011	1,500,000	$1,500.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

pg. 49

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of W. Scott Lawler, attorney at law, with consent to use
10.1	Agreement dated November 17, 2011 between Allied Technologies Group, Inc. and Star Guide, Inc. *
10.2	Form of Subscription Agreement
23.1	Consent of Silberstein Ungar, PLLC CPAs *

  * Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

pg. 50

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

pg. 51

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Zalesie, Poland on January 16, 2012 ..

ALLIED TECHNOLOGIES GROUP, INC.

By:	/s/	Ihar Yaravenka
	Name:	Ihar Yaravenka
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ihar Yaravenka, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Allied Technologies Group, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Ihar Yaravenka
Ihar Yaravenka	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	January 16 , 201 2

pg. 52

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of W. Scott Lawler, attorney at law, with consent to use
10.1	Agreement dated November 17, 2011 between Allied Technologies Group, Inc. and Star Guide, Inc. *
10.2	Form of Subscription Agreement
23.1	Consent of Silberstein Ungar, PLLC CPAs *

  * Previously filed

pg. 53